July 16, 2004

Host America Corporation
Two Broadway
Hamden, CT  06518

            Re:      SEC Registration Statement on Form S-3

Gentlemen:

            We are counsel for Host America Corporation, a Colorado corporation (the “Company”), in connection with the preparation and filing of a Registration Statement on Form S-3 (the “Registration Statement”) under the Securities Act of 1933, as amended, relating to the registration of 1,975,454 shares of Common Stock, par value $.001 per share, of the Company that may be sold by certain shareholders of the Company.

            In connection with rendering our opinion as set forth below, we have reviewed and examined originals or copies identified to our satisfaction of the following:

            (1)       Articles of Incorporation of the Company as filed with the Secretary of State of the State of Colorado.

            (2)       Minute Book containing the written deliberations and resolutions of the Board of Directors and Shareholders of the Company.

            (3)       The Registration Statement and the Preliminary Prospectus contained within the Registration Statement.

            (4)       The other exhibits to the Registration Statement filed with the Securities and Exchange Commission.

            We have examined such other documents and records, instruments and certificates of public officials, officers and representatives of the Company, and have made such other investigations as we have deemed necessary or appropriate under the circumstances.

Host America Corporation
Opinion to Form S-3
July 16, 2004

            Based upon the foregoing and in reliance thereon, it is our opinion that the 1,975,454 shares of Common Stock, $.001 par value, when issued, will have been validly issued and will be fully paid and non-assessable.

            We hereby consent to the use of this opinion as an exhibit to the Registration Statement and to the use our name under the caption “Legal Opinions” in the Prospectus constituting a part thereof.

                                                                            Very truly yours,

                                                                            BERENBAUM, WEINSHIENK & EASON, P.C